UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2023

EDIBLE GARDEN AG INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	001-41371	85-0558704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

283 County Road 519, Belvidere, New Jersey	07823
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 750-3953

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EDBL	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	EDBLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As of January 24, 2023, the board of directors of Edible Garden AG Incorporated (the “Company”) approved a reverse stock split of the Company’s issued and outstanding common stock at a ratio of 1-for-30 shares, effective at 12:01 a.m. Eastern Time on January 26, 2023 (the “Reverse Stock Split”). On January 24, 2023, the Company filed a Certificate of Amendment to amend its Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware to effect the Reverse Stock Split.

The Company expects that its common stock will begin trading on a post-split basis under the Company’s existing trading symbol, “EDBL,” when the market opens on January 26, 2023. The Company’s warrants will continue to be traded under the symbol “EDBLW.” The new CUSIP identifier for the common stock following the Reverse Stock Split will be 28059P204 and the CUSIP for the warrants will remain unchanged.

As a result of the Reverse Stock Split, every 30 shares of the issued common stock of the Company will be automatically combined into one share of common stock. The total number of authorized shares of common stock will be reduced at the same proportion, from 200,000,000 to 6,666,667 authorized shares of common stock. Any fractional shares resulting from the Reverse Stock Split will be rounded up to the nearest whole share. Proportionate adjustments for the Reverse Stock Split will be made to the exercise prices and number of shares underlying warrants exercisable for shares of common stock, the number of shares issuable under the Company’s equity incentive plan, and the number of shares underlying outstanding equity awards, as applicable. The Reverse Stock Split will not change the par value of the common stock or modify any voting rights or other terms of the common stock.

The foregoing summary of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of Certificate of Amendment, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On January 24, 2023, the Company held a special meeting of its stockholders (the “Special Meeting”). At the Special Meeting, the proposal set forth below was submitted to the Company’s stockholders. The number of shares of common stock entitled to vote at the Special Meeting was 10,251,332. The number of shares of common stock present or represented by proxy at the Special Meeting was 6,563,553. The voting results for the proposal are as follows:

1.

The Company’s stockholders voted to approve an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s common stock in a range of 1-for-25 to 1-for-75, at the discretion of the board of directors. The number of shares that voted for, against, and abstained from voting for this proposal is summarized in the table below:

FOR	AGAINST	ABSTAIN
6,203,776	358,386	1,391

There were no broker non-votes on the proposal at the Special Meeting. Broker non-votes represent shares held by broker nominees for beneficial owners that were not voted because the broker nominee did not receive voting instructions from the beneficial owner and lacked discretionary authority to vote the shares on a non-routine proposal.

Item 8.01 Other Events.

On January 25, 2023, the Company issued a press release announcing the Reverse Stock Split. A copy of the press release is attached as Exhibit 99.1 to this report.

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Forward-Looking Statements

This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words like “anticipate,” “believe,” “expect,” and “will,” or the negative thereof or other variations thereon or comparable terminology are used to identify forward-looking statements, although not all forward-looking statements contain these words. Although the Company believes that it is basing its expectations and beliefs on reasonable assumptions within the bounds of what is currently known about its business and operations, there can be no assurance that actual results will not differ materially from what the Company expects or believes. Some of the factors that could cause the Company’s actual results to differ materially from its expectations or beliefs are disclosed in the “Risk Factors” section, as well as other sections, of its reports filed with the Securities and Exchange Commission, which include, without limitation, the anticipated timing and benefits of the Reverse Stock Split, and the Company’s ability to regain compliance with the Nasdaq Listing Standards and maintain the listing of its securities on Nasdaq. All forward-looking statements speak only as of the date on which they are made and the Company undertakes no duty to update or revise any forward-looking statements, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to the Certificate of Incorporation, filed January 24, 2023
99.1	Press release dated January 25, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDIBLE GARDEN AG INCORPORATED

Date: January 25, 2023		/s/ Michael James
	Name:	Michael James
	Title:	Chief Financial Officer

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